Exhibit 23.2


October 11, 2005

Cape Systems Group, Inc.
3619 Kennedy Road
South Plainfield, NJ 07080

Consent of Chartered Accountants, Registered Auditors

We consent to the inclusion in the prospectus of this registration statement on Form SB-2, of our reports on our audits on the accounts of Cape Systems & Consulting Services at 31 December 2003 and 31 December 2002.

/s/ LESLIE, WARD AND DREW
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